Specimen Copy

Exhibit 10.4

PROMISSORY NOTE

Amount:  $___________

         Date: _______________

I, Norman L. Frohreich, for and on behalf of FULLCIRCLE REGISTRY, INC., the undersigned, promise to pay to the order of

PAYEE:

____________________________________________.

ADDRESS;

____________________________________________

____________________________________________

TAX ID NUMBER ________________________________________

THE SUM OF ____________________________________________

DATE DUE ON DEMAND:      ______________________

This note shall bear interest at the rate of __% (percent) per annum from date of execution until paid.  Any installments paid on or before maturity may be paid without penalty.  If this note is not paid on demand, then FullCircle Registry, Inc. hereby agrees to pay all expenses of collection, including a reasonable attorney’s fee.  Both the parties of this note, _________________________________ and FullCircle Registry, Inc., hereby severally waive presentment for payment, notice of nonpayment protest, notice of protest and diligence in bringing suit against any party hereto.

It is agreed and understood by and between the parties that this note cannot be discharged through any type of bankruptcy action and that Norman L. Frohreich, acting on behalf of FullCircle Registry, Inc. is not personally responsible for payment of this demand note.

Witness my hand this the __________day of ____________, 20__.

_________________________

________________________________

WITNESS

Phone No.  502-410-4500

Address:

FullCircle Registry, Inc.

161 Alpine Dr.

Shelbyville, KY 40065

Specimen Copy